                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) June 30, 1994

                          ALCO STANDARD CORPORATION
                       -------------------------------
           (Exact name of registrant as specified in its charter)





    OHIO                       File No. 1-5964                  23-0334400
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(State or other                (Commission File               (IRS Employer
 jurisdiction of               Number)                        (Identification
 incorporation)                                               Number)




          P.O. Box 834, Valley Forge, Pennsylvania              19482
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     Registrant's telephone number, including area code: (610-296-8000)
                                                         --------------



                               Not Applicable
                  ----------------------------------------
        (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     On June 30, 1994, the Registrant announced that it had reached a preliminary agreement with its equity partners in IMM Office Systems (IMMOS) for the dissolution of the German-based joint venture. Under the terms of the agreement, the Registrant will divest its 49% equity interest for cash and a passive interest in any subsequent sale of IMMOS. The Registrant will retain no liability in the joint venture, but will acquire Eskofot and STR, companies in Denmark and France, from IMMOS as part of the transaction. Along with its U.S.- based Erskine House, the Registrant's European office products operations will now total more than $100 million in annual revenues.

     The Registrant has reported losses on IMMOS over the past three quarters and had expected to report a loss on the investment for its fiscal year ended September 30, 1994. The divestiture of the investment, which is expected to be consummated before the end of the fiscal year, will result in an after-tax charge of approximately $95 millon in the Registrant's third quarter.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c)  Exhibits.
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          Press Release dated June 30, 1994
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                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ALCO STANDARD CORPORATION



                                       By: /s/ Michael J. Dillon
                                          -------------------------------
                                            Michael J. Dillon
                                               Controller



Dated: July 11, 1994
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                                Index to Exhibit
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     (28)  Press Release Dated June 30, 1994